UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2015

NUVASIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50744	33-0768598
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7475 Lusk Boulevard, San Diego, California 92121

(Address of principal executive offices) (Zip Code)

(858) 909-1800

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Director. Effective as of July 9, 2015, the Board of Directors (the “Board”) of NuVasive, Inc. (the “Company”) accepted the resignation of Dr. Peter Leddy, Ph.D. as a director. Dr. Leddy resigned from the Board in connection with his appointment as the Company’s Executive Vice President, Human Resources and Corporate Integrity. In this new role, Dr. Leddy will serve as an executive officer of the Company with leadership responsibilities for the Company’s human resources, compliance, regulatory and facilities functions.

Item 8.01	Other Events.

On July 13, 2015, the Company issued a press release announcing the appointment of Dr. Leddy as Executive Vice President, Human Resources and Corporate Integrity, as well as other additions and changes in roles and responsibilities of the Company’s executive leadership team. A copy of this press release is furnished as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

99.1	Press release issued by NuVasive, Inc. on July 13, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVASIVE, INC.

Date: July 13, 2015	By:	/s/ Jason Hannon
Jason Hannon
Executive Vice President, International and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release issued by NuVasive, Inc. on July 13, 2015.